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                                                                    Exhibit 10.2

                                     ALLONGE

     THIS ALLONGE, dated as of June 14, 2002 (the "Allonge"), by and between STAR SCIENTIFIC, INC. (the "Company") and PAUL L. PERITO ("Maker"), recites and provides as follows:

Recital

     Maker is the maker of a certain promissory note, dated April 27, 1999 (the "Note"), in the original principal amount of $2,000,000, payable to the order of the Company. In accordance with the terms of the Amended and Restated Executive Employment Agreement, dated as of the date hereof (the "Employment Agreement), Maker and the Company desire to modify and amend the Note to evidence a change in the interest rate.

Agreement

     NOW, THEREFORE, in consideration of these premises and the execution and delivery by Maker of the Employment Agreement, the Company and Maker agree as follows:

     (S)1. Recital. The recital to this Allonge is incorporated by reference.

     (S)2. Modification. The Note is hereby modified by deleting the words "of seven percent (7%) per annum" at the end of the first paragraph of the Note and replacing such words with "equal to the minimum applicable federal rate per annum determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended."

     (S)3. Effective Date of Change. The change in the interest rate applicable to the Note shall be effective for all purposes as of January 1, 2002.

     (S)4. Confirmation of Other Terms. Except as expressly modified in this Allonge, all other terms of the Note are hereby ratified and confirmed and remain in full force and effect.

     IN WITNESS WHEREOF, Maker and the Company have executed and delivered, or caused to be executed and delivered by its duly authorized representative, this Allonge as of the date and year first above written.

                                          COMPANY:

                                          STAR SCIENTIFIC, INC.



                                          By:_____________________________[SEAL]
                                                Jonnie R. Williams
                                                Chief Executive Officer

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                                          EXECUTIVE:


                                          ____________________________[SEAL]
                                          Paul L. Perito


                                          with a copy to:

                                          Joel L. Dahnke, Esquire
                                          Henry, Henry, O'Donnell & Dahnke, P.C.
                                          4103 Chain Bridge Road, Suite 100
                                          Fairfax, Virginia 22030

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